SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 27, 2003


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-14061

                        Kentucky                                 61-0712014
             (State or other jurisdiction of                 (I.R.S. Employer
             incorporation or organization)                 Identification No.)


                  15415 Shelbyville Road, Louisville, KY       40245
              ----------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                  Not applicable
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

               99 Earnings release dated October 27, 2003 for the quarter ended September 30, 2003

Item 12. Results of Operations and Financial Condition

On October 27, 2003, Steel Technologies Inc. issued a press release announcing results for the fourth quarter ended September 30, 2003. A copy of the press release is attached as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)







  By      /s/ Joseph P. Bellino
          -----------------------------
          Joseph P. Bellino
          Chief Financial Officer
          (Principal Financial and Chief Accounting Officer)




Dated: October 27, 2003

                                   EXHIBIT 99


NEWS RELEASE


Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110



                    STEEL TECHNOLOGIES REPORTS FOURTH QUARTER
                             AND FISCAL YEAR RESULTS
                               ------------------
    Fourth Quarter Net Income Totals $2.4 Million or $0.24 Per Diluted Share
                               ------------------
        Comments on Sequential Rebound in Earnings and Market Environment


LOUISVILLE, Ky. (October 27, 2003) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported results for the fourth quarter and year ended September 30, 2003. For the fourth fiscal quarter, sales were $127 million compared with $131 million for the same period a year ago. Net income for the quarter was $2.4 million or $0.24 per diluted share compared with $6.1 million or $0.62 per diluted share in the year-earlier quarter.

     For the fiscal year ended September 30, 2003, sales rose 8% to a record $512.7 million from $475.4 million for last year. Net income for fiscal 2003 was $9.2 million or $0.92 per diluted compared with $15.8 million or $1.60 per diluted share for fiscal 2002.

     "For the quarter, we experienced slightly lower sales compared with the same period last year as a result of the continued challenging economic environment," said Bradford T. Ray, Chairman and Chief Executive Officer, "Our volume shipped for the year was down about 2.5% from fiscal 2002. However, our margins on a sequential basis have begun to recover and we are seeing signs of improved demand. U.S. operations are showing improved performance and our newest operation in Ottawa, Ohio, made a positive contribution to earnings for the quarter. In addition, our Mexican operations experienced a solid rebound in earnings during the quarter.

     "Looking ahead, we expect our business to return to normal seasonal patterns as the economy works to find firmer footing in our first fiscal quarter," added Mr. Ray. "We continue to offset general economic weakness with market share improvement and expect our volume to improve as we move into 2004. On the supply side, raw material pricing volatility continues, and we envision further consolidation among producers. Over the longer term, we believe this consolidation process will stabilize the pricing environment and position us for improved and more consistent earnings performance."


                                    -MORE-

STTX Announces Fourth Quarter Results
Page 2
October 27, 2003


     The Company reported that its Mi-Tech Steel joint venture continued to achieve sales and earnings growth during the quarter. Mi-Tech Steel's newest facility in Canton, Mississippi, started up successfully during the quarter. "We are excited about Mi-Tech's earnings and growth prospects, as well as the entire network of facilities it has in place to service transplant and domestic customers," added Mr. Ray.

     Steel Technologies processes flat-rolled steel to specified thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, agricultural, recreational, office equipment and railcar industries among others. The Company operates 16 production facilities located throughout the United States and Mexico, including four at Mi-Tech Steel, Inc. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     A simulcast and replay of Steel Technologies' fourth quarter conference call may be accessed at the Company's web site or at www.fulldisclosure.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately noon Eastern Time and will run through November 27, 2003.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                      -MORE-

STTX Announces Fourth Quarter Results
Page 3
October 27, 2003



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                     September 30   September 30
                                                        2003            2002
                                                     ------------   ------------
(In thousands)                                       (Unaudited)      (Audited)
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   2,758       $   2,127
   Trade accounts receivable, net ..............         74,595          74,000
   Inventories .................................         84,301          87,741
   Deferred income taxes .......................          1,034           1,841
   Prepaid expenses and other assets ...........          4,628           2,789
                                                      ---------       ---------
      Total current assets .....................        167,316         168,498

Property, plant and equipment, net .............        106,615         102,560

Investments in corporate joint ventures ........         19,604          16,590

Goodwill .......................................         18,148          18,148

Other assets ...................................          1,328           1,319
                                                      ---------       ---------
                                                      $ 313,011       $ 307,115
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  49,609       $  65,446
   Accrued liabilities .........................         10,353          12,922
   Income taxes payable ........................            -             2,158
   Long-term debt due within one year ..........          5,720           5,759
                                                      ---------       ---------
      Total current liabilities ................         65,682          86,285

Long-term debt .................................         94,680          74,900
Deferred income taxes ..........................         14,708          14,200
                                                      ---------       ---------
      Total liabilities ........................        175,070         175,385
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            --              --
   Common stock.................................         20,371          18,733
   Treasury stock...............................        (23,169)        (22,090)
   Additional paid-in capital ..................          5,098           4,909
   Retained earnings ...........................        141,073         133,869
   Accumulated other comprehensive loss ........         (5,432)         (3,691)
                                                      ---------       ---------
     Total shareholders' equity ................        137,941         131,730
                                                      ---------       ---------
                                                      $ 313,011       $ 307,115
                                                      =========       =========



STTX Announces Fourth Quarter Results
Page 4
October 27, 2003


                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended   Twelve Months Ended
except per share data, unaudited)         September 30          September 30
--------------------------------------------------------------------------------
                                        2003       2002       2003       2002
                                      ------------------------------------------
Sales ................................ $126,952   $131,081   $512,704  $475,398
Cost of goods sold ...................  116,194    111,900    467,780   415,763
                                       --------   --------   --------  --------
      Gross profit ...................   10,758     19,181     44,924    59,635

Selling, general and
   administrative expenses ...........    7,005      7,437     28,337    30,024
Equity in net income of unconsolidated
   corporate joint ventures ..........      354        214      1,058     1,540
                                       --------   --------   --------   --------
   Operating income ..................    4,107     11,958     17,645    31,151

Interest expense, net ................    1,020      1,056      4,722     4,872
(Gain) loss on disposals/writeoffs of
   property, plant and equipment .....     (282)     1,036       (369)      814
                                       --------   --------   --------   --------
   Income before income taxes ........    3,369      9,866     13,292    25,465

Provision for income taxes ...........      971      3,756      4,140     9,671
                                       --------   --------   --------   --------
   Net income ........................ $  2,398   $  6,110   $  9,152   $15,794
                                       --------   --------   --------   --------

Diluted weighted average number of
   common shares outstanding .........    9,887      9,815      9,899     9,886
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   0.24   $   0.62   $   0.92   $  1.60
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........    9,765      9,605      9,748     9,762
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   0.25   $   0.64   $   0.94   $  1.62
                                       ========   ========   ========   ========

Cash dividends per common share ...... $    -     $    -     $   0.20   $  0.16
                                       ========   ========   ========   ========



                                      -END-